Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Dreamland Limited,

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Dreamland Limited (the “Company”) of our report dated August 6, 2025, with respect to our audits of the Company’s consolidated financial statements as of March 31, 2024 and 2023 and for the three-years period ended March 31, 2025, which appears in Form-20F Annual Report filed on August 6, 2025.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

August 18, 2025